Exhibit 2.4

2ND AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN TWO SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

By this private instrument, the Parties listed below:

1.       BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS, a corporation registered as publicly-held company at the Brazilian Securities and Exchange Commission (locally known as Comissão de Valores Mobiliários and hereinafter simply referred to as “CVM”), headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 1.309, 5th floor, neighborhood of Jardim Paulistano, Zip code: 01.452-002, duly enrolled at the Brazilian National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 07.628.528/0001-59, with its articles of incorporation filed at the Board of Trade of the State of São Paulo (locally known as “JUCESP”) under NIRE 35.300.326.237, herein represented pursuant to its by-laws (“Company”); and

2.       CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO, a securitization company headquartered in the City of São Paulo, State of São Paulo, at Avenida Paulista, No. 1439, 2nd upper store, Zip code 01311-200, enrolled at the CNPJ/MF under No. 02.105.040/0001-23, and registered at the Brazilian Securities Exchange Commission (CVM) under No. 18287, herein represented pursuant to its Bylaws (“Securitization Company” or “Debenture Holder”); and

with the intervention consent of:

3.       PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, hereby by its subsidiary, with address in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 2,954, 10th floor, office No. 101, part, neighborhood of Itaim Bibi, Zip code 01.451-000, enrolled at the CNPJ/MF under No. 17.343.682 / 0003-08, herein represented pursuant to its bylaws (“ARC Trustee/Fiduciary Agent”).

(Being the Company, the Securitization Company and the ARC Trustee/Fiduciary Agent jointly referred to as “Parties” and individually and indistinctly as “Party”).

WHEREAS:

a)       On February 16, 2018, the Company issued one hundred and forty-two thousand and two hundred (142,200) simple debentures, non-convertible into shares, of the unsecured type to be transformed into in-rem collateral guarantee, in up to two series, for private placement (“Debentures”) by means of the “Private Instrument of Public Deed of the 1st Issue of Simple Debentures, Not Convertible into Shares, of the Unsecured Type, to be Transformed into In-Rem Sort of Guarantee, in up to Two Series, For Private Placement of Brasilagro - Companhia Brasileira De Propriedades Agrícolas”, as amended on May 21, 2018, by means of the “1st Amendment to the Private Instrument of Public Deed of the 1st Issue of Simple Debentures, Not Convertible into Shares, of the Unsecured Type, to be Transformed into that with In-Rem Sort of Guarantee, in a Single Series, for Private Placement Of Brasilagro - Companhia Brasileira De Propriedades Agrícolas” (“Deed of Issue”);

b)       The Securitization Company obtained the Debentures by means of the “Private Agreement Instrument for the Assignment of Agribusiness Credits and Other Covenants”, executed on May 21, 2018 between INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, at Rua Siqueira Bueno No. 1,731 - part, neighborhood of Bairro Belenzinho, Zip code 03172-010, duly enrolled at the CNPJ/MF under No. 28.830.541/0001 -66, in its capacity as original debenture holder and assignor, the Securitization Company, as assignee, and the Company;

c)       As guarantee and insurance to the Ensured Obligations (as defined in the Deed of Issue), the Imobiliária Cajueiro Ltda., a private legal entity, headquartered in the Capital of the State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1,309, 5th floor, office suite 4, Zip code 01452-002, duly enrolled at the CNPJ/MF under No. 08.745.729/0001-07, with its articles of incorporation filed at the Board of Trade of the State of São Paulo under NIRE 35.221.343.040, a company controlled by the Company (“Guarantor”), established, on behalf of the Securitization Company, chattel mortgage of immovable property on the properties described in the Deed of Issue (“Chattel Mortgage of Real Properties”), by means of the execution of the “Private Instrument of Chattel Mortgage of Real Properties provided as Guarantee and Other Covenants”, executed on May 21, 2018, between Guarantor, the Securitization Company and the Company (“Chattel Mortgage Agreement of Real Properties”);

d)       Since, on the Issuance Date (as defined in the Deed of Issue), the Chattel Mortgage Agreement of Real Properties was not entered into and therefore had not been registered with the competent Real Estate Registry Office, therefore, the Chattel Mortgage Agreement of Real Properties was not properly established, the Debentures were issued under the unsecured type, to be transformed into in-rem collateral guarantee at the moment when the Chattel Mortgage Agreement of Real Properties was duly registered at the competent Real Estate Registry Office;

e)       The Chattel Mortgage Agreement of Real Properties was duly registered at the competent Real Estate Registry Office, as well as annotated in the certificate of enrollment of the real properties described in the Deed of Issue before the Real Estate Registry Office of the District of Correntina - BA, on June 8, 2018;

f)        In view of the foregoing, the Parties intend to amend the Deed of Issue aiming at formalizing the transfer of the Debentures of the unsecured type to the in rem sort of guarantee;

g)       As provided in section 4.5.1, the execution of this Amendment (as defined below) does not rely on the need of a General Meeting of Debenture Holders nor of corporate approval by the Company; and

h)       The Parties have had adequate time and conditions for the evaluation and discussion of all terms and conditions of this instrument, whose execution and extinction are based on the principles of equality, probity, loyalty and good faith.

The Parties resolve, in the best form of law, to execute this 2nd Amendment to the Private Instrument of Public Deed of the 1st issue of Simple Debentures, Not Convertible into Shares, of the Unsecured Type, to be transformed into that with in-rem sort of Guarantee, in Two (02) series, for private placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas (“Amendment”).

1.        PRINCIPLES AND DEFINITIONS

1.1. The words and terms under this Amendment not expressly defined herein, written in Portuguese or in any foreign language, as well as any other technical and/or financial language or not, which, during the term of effectiveness of this Amendment, in the compliance with the rights and obligations undertaken by the Parties, are used to identify the practice of any acts, shall be understood and interpreted according to the meaning ascribed to them in the Deed of Issue.

2.        PURPOSE

2.1. By means of this Amendment, the Parties resolve to amend the Deed of Issue to formalize the transformation of Debentures to in rem sort of guarantee.

2.2 In view of the foregoing, the Deed of Issue shall be amended as follows:

(a)       The name of the Deed of Issue shall henceforward be “Private Instrument of Public Deed of the 1st Issue of Simple Debentures, Not Convertible into Shares, Of the In-Rem Sort of Guarantee, in Two Series, For Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas”, thus, wherever in the Deed of Issue one reads “Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, of the Unsecured type, to be transformed into that with in-rem sort of guarantee, in up to Two series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas” one shall read “Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, of the in-rem sort of Guarantee, in Two Series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas”.

(b) Recital B and Sections 1.1 and 4.5.1 of the Deed of Issue shall become effective with the following new wording:

“B. The Company is interested in issuing simple debentures, non-convertible into shares, of the in-rem guarantee type, for private placement, under the terms of this Deed of Issue (as defined below) (“Debentures”), to be fully subscribed by Debenture Holder”;

“1.1. This Deed of Issue is executed in accordance with the authorization of the Meetings of the Company’s Board of Directors held on January 29, 2018 and on April 5, 2018 (“Debtor’s Board of Director’s Meeting”), by means of which the terms and conditions of the 1st issuance of simple debentures, non-convertible into shares, with a guarantee of up to two series, for private placement, of the Company (“Issue”), pursuant to section 59 of Law No. 6404, dated December 1976, as amended (“Brazilian Corporation Law”). “

“4.5.1. The Debentures shall be of the kind with in-rem guarantee, in accordance with section 5 below.”

3.        RATIFICATIONS

3.1. The remaining provisions previously signed, which do not imply inconsistency with this Amendment, are hereby ratified in full, and the Parties and their successors are bound to fully comply with the terms hereof, under any circumstances.

4.        REGISTRATION

4.1. This Amendment shall be filed at the Board of Trade of the State of São Paulo, pursuant to section 62, item II and paragraph 3, of the Brazilian Corporation Law, in line with the procedure established in the Deed of Issue.

4.2. The Company undertakes to (a) within two (02) Business Days counted as of the date of the execution hereof, send to the Securitization Company evidence of the respective application request for the filing at the Board of Trade of the State of São Paulo; (b) to meet any possible requirements raised by the Board of Trade of the State of São Paulo in a timely manner; and (c) to send to Securitization Company one (01) original counterpart of this Amendment, duly registered at the Board of Trade of the State of São Paulo, within a period of up to two (02) Business Days after obtaining said registration.

4.3. Any and all costs incurred as a result of the registration of this Amendment at the competent authorities shall be under the exclusive responsibility of the Company.

5.        APPLICABLE LEGISLATION AND VENUE

5.1. Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

5.2. Venue: The courts of the District of São Paulo, São Paulo, are hereby chosen as the sole authority eligible to settle and resolve any questions or disputes deriving or arising from this Amendment, with the resignation of any other, however privileged it may be.

In view of the foregoing, the Parties hereby execute this Amendment in three (03) counterparts, of identical content and form, in the presence of two (2) witnesses.

São Paulo, September 10, 2018.

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[Signatures on next page]

BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS Cedente
Issuer

/s/ Mariana Rezende		/s/ Gustavo Lopez
Name:	Mariana Rezende	Name: Gustavo Lopez
Title:	Legal Director	Title: Chief Administrative Officer and Chief
Investor Relations Officer

 CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO
Debenture

/s/ Sergio Guedes Pinheiro		/s/ Fabíola Cristina Rubik
Name:	Sergio Guedes Pinheiro	Name: Fabíola Cristina Rubik
Title:	Director	Title: Legal Manager

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS
Fiduciary Agent

/s/ Julia Amorim
Name:	Julia Amorim	Name:
Title:	Attorney-in-fact	Title:

WITNESSES:

/s/ Luiza Lopes da Silva Nascimento	/s/ Caroline Tsuchiya Silva
Name: Luiza Lopes da Silva Nascimento	Name: Caroline Tsuchiya Silva
ID No.: 47.781.461-X	ID No.: 36.289.610-0
Taxpayer No.: 410.140.008-31	Taxpayer No.: 381.514.668-20